                                                                    EXHIBIT 10.5

                          TECHNOLOGY LICENSE AGREEMENT

      This TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is made as of July 9, 1998, between William J. Tobin, an individual residing at 134 Davenport Drive, Stamford, Connecticut 06902 ("Tobin"), PC Flowers & Gifts, Inc., a Delaware corporation, the principal office of which is located at 134 Davenport Drive, Stamford, Connecticut 06902 ("PCF&G"), and Fingerhut Companies, Inc., a Minnesota corporation, the principal office of which is located at 4400 Baker Road, Minnetonka, Minnesota 55343 ("Fingerhut").

                                 R E C I T A L S

      WHEREAS, Tobin and PCF&G have entered into an Employment Agreement, dated as of the date hereof (the "Employment Agreement"), Tobin, PCF&G and Fingerhut have entered into an Investor Subscription Agreement, dated as of the date hereof (the "Investment Agreement"), and Tobin, PCF&G and Fingerhut have entered into a Stockholders Agreement, dated as of the date hereof (the "Stockholders Agreement"); and

      WHEREAS, as an inducement to Fingerhut to enter into the Employment Agreement and the Investment Agreement, Tobin and PCF&G have agreed to enter into this Technology License Agreement.

      NOW, THEREFORE, in consideration of the agreements, grants and obligations set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

      Section 1.1 Definitions

            As used in this Agreement:

      "Affiliate" means with respect to a specified legal entity, any other legal entity that directly or indirectly controls, is controlled by, or is under common control with, the specified legal entity. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a legal entity, whether through ownership of voting securities, by contract or otherwise.

      "Employment Termination Date" means that date under the Employment Agreement on which PCF&G's payment obligations to Tobin terminate.

      "Field of Use" shall have the meaning ascribed thereto in Exhibit A attached hereto and made a part hereof.

      "Fingerhut Field of Use" shall have the meaning ascribed thereto in Exhibit B attached hereto and made a part hereof.

      "Know-How" means any and all inventions, discoveries, concepts, ideas, techniques, developments, designs, works, information, know-how, trade secrets, data, formulae, codes, processes, instructions, software, methods, mask works and improvements.

      "Licensed Patents" means (1) U.S. patent application 08/785,321 filed January 21, 1997 naming William J. Tobin as the sole inventor, as well as continuations and divisionals of such U.S. patent application, and any and all U.S. patents issuing on any of the foregoing, and (2) Patent Cooperation Treaty application PCT/US98/00975, filed January 20, 1998, applicant: William J. Tobin, and any and all national phase and regional phase applications of such Patent Cooperation Treaty application, and any and all patents granted on any of such national and regional phase applications.

      "Non-Competition Termination Date" means that date under the Employment Agreement on which Tobin's non-competition obligations to PCF&G terminate.

      "Other Intellectual Property Rights" shall mean patents, copyrights, trademarks, service marks, trade names, trade secrets and any applications for or registrations of any thereof, and all other forms of intellectual property rights that (1) are related to the past, present or future (as contemplated at the Employment Termination Date) business of PCF&G if made or acquired by Tobin prior to the Non-Competition Termination Date, or (2) are made using the equipment, supplies, facilities, intellectual property rights or Know-How of PCF&G.

      "Technology" means any and all inventions, discoveries, concepts, ideas, techniques, developments, designs, works, information, know-how, trade secrets, data, formulae, code, processes, instructions, software, methods, mask works and improvements that (1) are related to the past, present or future (as contemplated at the Employment Termination Date) business of PCF&G if made or acquired by Tobin prior to the Non-Competition Termination Date, or (2) are made using the equipment, supplies, facilities, intellectual property rights or Know-How of PCF&G.

                                   ARTICLE II
                                   ASSIGNMENT

      Section 2.1 Assignment of Existing Rights

      Tobin hereby assigns to PCF&G all of his right, title and interest in and to all Technology and Other Intellectual Property Rights (together with the goodwill of the business symbolized thereby), but not including the Licensed Patents, whether or not patentable or copyrightable, and whether made, controlled or owned solely by Tobin or jointly by Tobin with others, free and clear of all liens, claims, encumbrances, restrictions and retained rights of any kind.

      Section 2.2 Assignment of Future Rights

      Tobin agrees to assign to PCF&G all of his right, title and interest in and to all Technology and Other Intellectual Property Rights (including the goodwill of the business symbolized thereby), made or acquired by Tobin prior to the Non-Competition Termination Date, whether or not patentable or copyrightable, and whether made, controlled or owned solely by Tobin or jointly by Tobin with others, free and clear of all liens, claims, encumbrances, restrictions and retained rights of any kind.

      Section 2.3 Further Assurances

      Tobin hereby agrees to perform any and all acts as reasonably requested by PCF&G to assure that the Technology and Other Intellectual Property rights shall be held and enjoyed by PCF&G as well as to enable PCF&G to protect and enforce same to the fullest extent possible, including but not limited to executing and delivering to PCF&G all appropriate applications, declarations, oaths, petitions, assignments, and disclaimers in form and substance as may be reasonably requested by PCF&G, communicating to PCF&G or its designee all facts known to Tobin relating to the Technology and the Other Intellectual Property, and furnishing PCF&G with any and all documents, photographs, prototypes, models, samples and other physical exhibits, devices and records relating to the Technology and the Other Intellectual Property. PCF&G will reimburse Tobin for all reasonable third party costs and expenses incurred in connection with this
Section 2.3.

                                   ARTICLE III
                                     LICENSE

      Section 3.1 Grants

      (a) Tobin hereby grants to PCF&G and its subsidiaries a fully paid-up, royalty-free, worldwide, perpetual, non-terminable, unrestricted, non-exclusive right and license under the Licensed Patents to carry out all lawful activities within the Field of Use (the PCF&G License"). Tobin hereby grants to PCF&G a non-terminable right to sublicense the rights licensed hereunder to Fingerhut and to its Affiliates for any and all uses within the Fingerhut Field of Use under such terms and conditions as PCF&G may determine in its sole discretion.

      (b) PCF&G hereby grants to Fingerhut and its Affiliates (i) a fully paid-up royalty-free, worldwide, perpetual, non-terminable, unrestricted, non-exclusive right and license under the Licensed Patents during the term of this Agreement, and thereafter at a royalty rate to be determined by the parties hereto at such time, and failing an agreement by the parties within 90 days, at a royalty rate determined to be commercially reasonable at such time for the Licensed Patents by an expert appointed by the parties or, failing an agreement of the parties as to the expert, by an expert appointed pursuant to the rules of the American Arbitration Association and (ii) a fully paid-up, royalty-free, worldwide, perpetual, non-terminable, unrestricted, non-exclusive right and license under the Technology and Other Intellectual Property Rights, in each case for use within the Fingerhut Field of Use (the "Fingerhut License"). Neither Fingerhut nor any of its Affiliates shall be deemed to assume or be bound by any obligation to refrain from competing with PCF&G or anyone else whether as a result of any such sublicense or otherwise.

      Section 3.2 Further Assurances

      (a) Tobin hereby agrees to perform any and all acts as reasonably requested by PCF&G to assure that PCF&G shall enjoy the full benefits of its licenses and rights hereunder, as well as to enable PCF&G to protect and enforce such licenses and rights to the fullest extent possible, including but not limited to communicating to PCF&G or its designee all facts known to Tobin relating to the Licensed Patents, and furnishing PCF&G with any and all documents, photographs, prototypes, models, samples and other physical exhibits, devices and records relating to the Licensed Patents.

      (b) PCF&G hereby agrees to perform any and all acts as reasonably requested by Fingerhut to assure that Fingerhut shall enjoy the full benefits of its sublicenses, licenses and rights hereunder.

                                   ARTICLE IV
                             PATENTS AND COPYRIGHTS

      Section 4.1 Cooperation

      Tobin shall assist PCF&G fully at any and all times and at its reasonable request and expense in pursuing and obtaining patents, copyright registrations and other legal rights relating to the Technology and Other Intellectual Property Rights, including but not limited to:

      (a) promptly and fully disclosing to PCF&G in writing any and all developments, concepts and ideas relating to the Technology or Other Intellectual Property Rights; and

      (b) assisting and participating with PCF&G in the preparation, filing and prosecution of any and all applications for patents, copyright registrations and other legal rights relating to the Technology and Other Intellectual Property Rights, including but not limited to executing and delivering to PCF&G all appropriate applications, declarations, oaths, petitions, assignments, and disclaimers in form and substance as may be requested by PCF&G.

      Section 4.2 Control of Prosecution

      (a) Prior to the Employment Termination Date, PCF&G shall have the sole right in its discretion to control the preparation, filing and prosecution of any and all applications within the Licensed Patents, and Tobin shall execute and deliver such papers and do such acts as PCF&G may reasonably request in its sole discretion to enable it to exercise such control. Notwithstanding any other provision of this Agreement, PCF&G shall have no obligation (i) to prepare or prosecute any application for patent, copyright registration or other legal right, (ii) to accept instructions or directions from Tobin or any other entity regarding such preparation or prosecution, (iii) to continue the preparation or prosecution of any such application, or (iv) to maintain any such application, or any patent or other legal right based thereon.

      (b) PCF&G shall keep Tobin timely informed of application filings, office actions and responses in the case of applications within the Licensed Patents, and shall give reasonable consideration of any written recommendations regarding the prosecution of such applications received from Tobin, provided that such applications are under the control of PCF&G pursuant to Section 4.2 hereof. In the event that PCF&G determines not to pursue or to continue to pursue the prosecution of any patent application under its control pursuant to Section 4.2 hereof, then PCF&G shall give notice to Tobin sufficiently prior to any deadline for taking action in the prosecution of such patent application so that Tobin may choose, in his sole discretion, whether to pursue such prosecution at his sole expense.

      (c) Following the Employment Termination Date, within sixty days of such date, Tobin shall have the right, upon notice given to PCF&G, to choose, in his sole discretion, to control the preparation, filing and prosecution of any and all applications within the Licensed Patents, and PCF&G shall execute and deliver such papers and do such acts as PCF&G may reasonably request in its sole discretion to enable it to exercise such control. If Tobin does not timely exercise such right, then PCF&G may, in its sole discretion, continue to prosecute such applications.

                                    ARTICLE V
                                  INFRINGEMENT

      Section 5.1 Notice to PCF&G

      Tobin shall give PCF&G and Fingerhut prompt notice of any known or presumed infringement of any of the rights licensed hereunder of which he has knowledge.

      Section 5.2 Prosecution of Infringers

      (a) Prior to the Employment Termination Date, PCF&G shall have the sole right, but not the obligation, to pursue any and all infringements and violations of the rights under the PCF&G License at its sole discretion and expense, including but not limited to the rights to discontinue, settle or compromise any claim, controversy or cause of action on such terms and conditions as it may determine in its sole discretion. PCF&G shall have the sole right, but not the obligation, to commence and control any and all lawsuits, arbitrations, and other legal proceedings related to any such infringements or violations through all levels of appeal and review, as well as to discontinue, dismiss, settle or compromise same in its sole discretion.

      (b) Following the Employment Termination Date, Tobin shall have the sole right, but not the obligation, to pursue any and all infringements and violations under the Licensed Patents, except for infringements for which litigation has not been instituted by PCF&G, under Section 5.2(i) at his sole discretion and expense.

      (c) If Tobin does not timely exercise such right under Section 5.2(b), then PCF&G may, in its sole discretion, continue to pursue any or all of such infringements.

      Section 5.3 Cooperation by Tobin

      Tobin agrees to assist fully in any and all enforcement efforts pursued by PCF&G at PCF&G's expense, including but not limited to providing such facts, documents and physical exhibits, devices and records as PCF&G may reasonably request and attending such proceedings as PCF&G may reasonably request to provide testimony. Tobin agrees that he shall, at PCF&G's reasonably request, participate as a party, either solely or jointly with PCF&G in any suit, arbitration or other legal proceeding at any time and in any jurisdiction in furtherance of PCF&G's enforcement efforts, provided that PCF&G shall pay Tobin's out of pocket expenses in connection therewith.

      Section 5.4 Recoveries

      (a) Any and all monies, judgments, awards and settlements obtained either by Tobin or PCF&G, pursuant to actions under Section 5.2(a) or 5.2(c), as a result of any enforcement of the rights under the PCF&G License, shall be applied first to reimburse any and all costs of enforcing such licensed rights (including reasonable attorneys' fees), and any amount recovered as royalties in addition to such enforcement costs shall be distributed fifty percent (50%) to Tobin and fifty percent (50%) to PCF&G.

      (b) Any and all monies, judgments, awards and settlements obtained either by Tobin or PCF&G, pursuant to actions under Section 5.2(b), as a result of any enforcement of rights to the Licensed Patents shall be applied first to reimburse any and all costs of enforcing such rights (including reasonable attorneys' fees), and any amount recovered as royalties in addition to such enforcement costs shall be solely for the benefit of Tobin.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

      Section 6.1 Representations and Warranties

            Tobin represents and warrants to PCF&G and Fingerhut as follows:

      (a) The execution and performance of this Agreement by Tobin will not violate any order, judgment, contract or other obligation binding him.

      (b) The Licensed Patents and all rights assignable hereunder are owned solely by Tobin free and clear of any and all claims, liens, encumbrances, licenses, restrictions, reservations or other rights of any third party.

      (c) Tobin has no personal knowledge of any patent, copyright, trade secret or any other intellectual property right which would be infringed by the business of PCF&G as conducted using the Licensed Patents, the Technology or the Other Intellectual Property as of the date hereof. Tobin makes no representation with respect to U.S. Patent No. 5,712,979 issued January 27, 1998 entitled:
METHOD AND APPARATUS FOR ATTACHING NAVIGATIONAL HISTORY INFORMATION TO UNIVERSAL RESOURCE LOCATOR LINKS ON A WORLD WIDE WEB PAGE; Inventors: Graber et al., and U.S. Patent No. 5,717,860 issued February 10, 1998 entitled: METHOD AND APPARATUS FOR TRACKING THE NAVIGATION PATH OF A USER ON THE WORLD WIDE WEB;
Inventors: Graber et al.

      (d) Tobin has fully disclosed in writing to PCF&G and Fingerhut each and all of the Licensed Patents and all rights assignable hereunder.

      (e) Tobin makes no representations as to the patentability of the Licensed Patents, copyrightability of any software within the Technology, or merchantability of the Licensed Patents, the Technology or the Other Intellectual Property. Tobin is personally unaware of any fact, circumstance or combination of facts or circumstances which would (1) render any claim of the Licensed Patents unpatentable in any jurisdiction designated therein, or (2) prevent the successful assertion of a valid copyright in any software within the Technology.

      Section 6.2 Incorporated Representations and Warranties

      The representations and warranties made by Tobin in the Investment Agreement are expressly repeated and incorporated herein by reference in their entirety.

                                   ARTICLE VII
                                   TERMINATION

      Section 7.1 Termination by Tobin

      Tobin may terminate this Agreement and the rights and licenses granted hereunder only upon the dissolution of PCF&G, provided, however, that the rights and licenses granted hereunder shall continue thereafter to the extent necessary to liquidate the assets of PCF&G and to carry out any and all other obligations of any party under the Investment Agreement. Neither the termination of this Agreement, or of the license or rights granted hereby, nor any amendment thereof, shall terminate or otherwise affect any sublicense granted hereunder to Fingerhut or any Affiliate thereof, including under the Fingerhut License, which shall, despite any such termination or amendment, continue in full force and effect in accordance with its terms. Upon the dissolution of PCF&G, the sublicense granted hereunder to Fingerhut shall terminate.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      Section 8.1 Notices

      All notices, requests, other communications and distributions to any party hereunder shall be in writing (including prepaid overnight courier, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties.

            If to PCF&G:

                  PC Flowers & Gifts, Inc.
                  134 Davenport Drive
                  Stamford, CT  06902

            If to Fingerhut:

                  Fingerhut Companies, Inc.

                  4400 Baker Road
                  Minnetonka, MN  55343
                  Attn:  Michael P. Sherman, Esq.

            If to Tobin:

                  William J. Tobin
                  134 Davenport Drive
                  Stamford, CT  06902

Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified on the signature pages hereof and the appropriate answerback is received (in the case of telex) or telephonic confirmation of receipt thereof is obtained (in the case of telecopy) or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified on the signature pages hereof or when delivery at such address is refused.

      Section 8.2 Failure to Pursue Remedies

      The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

      Section 8.3 Cumulative Remedies

      Except as expressly provided herein, the rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies and such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

      Section 8.4 Binding Effect

      This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and permitted assigns. PCF&G may assign its rights under this Agreement to any subsidiary, to any successor to its business or to the transferee of substantially all of its assets. The obligations of Tobin shall not be assignable.

      Section 8.5 Interpretation

      Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and paragraphs shall refer to corresponding provisions of this Agreement.

      Section 8.6 Severability

      The validity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      Section 8.7 Counterparts

      This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

      Section 8.8 Integration

      This Agreement, the Investment Agreement and the other agreements contemplated thereby constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      Section 8.9 Governing Law

      This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of New York and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

      Section 8.10 Headings

      The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                             /s/ William J. Tobin
                                             -----------------------------------
                                             William J. Tobin



                                             PC FLOWERS & GIFTS, INC.


                                             By: /s/ William J. Tobin, President
                                                 -------------------------------

                                        FINGERHUT COMPANIES, INC.


                                        By: /s/ Michael Sherman, Vice President
                                            -----------------------------------

                                    EXHIBIT A
                                       to
                          Technology License Agreement
                            between William J. Tobin,
                          PC Flowers & Gifts, Inc. and
                            Fingerhut Companies, Inc.

                                  FIELD OF USE

      All activities relating to retail distribution of consumer goods and services by means of server based communications systems, including but not limited to (l) advertising, offering for sale, sale and distribution of such goods and services, (2) the manufacture, assembly and supply of such systems, and of hardware and software for use therein (solely in connection with carrying out distribution of such goods and services), and (3) all services rendered in connection therewith.

                                    EXHIBIT B
                                       to
                          Technology License Agreement
                            between William J. Tobin,
                          PC Flowers & Gifts, Inc., and
                            Fingerhut Companies, Inc.

FINGERHUT FIELD OF USE

      All activities within the Field of Use except those activities with respect to usage of Licensed Patents with PCF&G's marketing partners, as exist now or may exist from time to time in the future.